UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 26, 2009

Dear Shareholder:

Please consider this letter your personal invitation to attend the 2009 RLI Corp. Annual Shareholders Meeting. It will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, the Company’s principal office, on May 7, 2009, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of Class I directors, an amendment to our Articles of Incorporation to increase the amount of authorized shares, and ratification of KPMG LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2008 and their impact on you and your Company. Company directors and officers and representatives of KPMG LLP will be available before and after the meeting to talk with you and answer any questions you may have.

Again this year, we are pleased to be taking advantage of a relatively new Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice instead of a paper copy of this proxy statement and our 2008 Financial Report to Shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2008 Financial Report to Shareholders and a proxy card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this process will provide shareholders with easier access to these proxy materials, reduce the costs of printing and distributing our proxy materials and conserve environmental resources.

Thank you for your interest in your Company as well as your confidence and support in our future.

Sincerely,

Gerald D. Stephens, CPCU

Chairman of the Board

RLI Corp.

9025 N. Lindbergh Drive

Peoria, Illinois 61615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 7, 2009

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of RLI Corp. (“Company”) will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, on Thursday, May 7, 2009, at 2 p.m. Central Daylight Time to:

1.              Elect three (3) Class I directors for a one-year term expiring in 2010 or until their successors are elected and qualified;

2.              Consider and act upon a proposal to amend the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50 million to 100 million;

3.              Consider and act upon a proposal to ratify the selection of KPMG LLP as independent registered public accounting firm of the Company for the current year; and

4.              Transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company, of record at the close of business on March 9, 2009, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President, General Counsel & Corporate Secretary

Peoria, Illinois

March 26, 2009

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy as follows:

•                  By Mail: if you received your proxy card by mail, by completing the proxy card and signing, dating and returning it as promptly as possible;

•                  By Phone: by submitting your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials; or

•                  By Internet: by submitting your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

RLI Corp.

9025 N. Lindbergh Drive

Peoria, Illinois 61615

Proxy Statement

Annual Meeting of Shareholders

to be held

May 7, 2009

General Information

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders to be held at 2 p.m. Central Daylight Time on Thursday, May 7, 2009, at the Company’s offices at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, and at any adjournments of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 26, 2009.

Voting  Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy to achieve a quorum. Pursuant to the Company’s By-Laws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares in advance.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the Annual Meeting in three different ways:

•    Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

•    Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•    Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card unless you are doing so to change your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence, in person or by proxy, of a quorum, the election of directors requires the affirmative vote of a plurality of the votes cast, which means that the three persons receiving the highest number of “For” votes will be elected.  With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees.  Votes withheld are deemed present at the meeting and thus will be counted for quorum purposes.  Because, however, only a plurality of votes cast are required to elect directors, votes withheld will not impact the election of directors.

Assuming the presence, in person or by proxy, of a quorum, the affirmative vote of a majority of our outstanding common shares shall be required to approve Proposal Two, and the affirmative vote of a majority of the votes represented at the meeting shall be required to approve Proposal Three.   With respect to Proposals Two and Three, shareholders may vote “For,” “Against” or “Abstain” from, each proposal.  Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but unlike votes withheld under Proposal One (election of directors), abstentions will have the same effect as a vote against the matters respectively set forth in Proposals Two and Three.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) or other organization of which they are members. For example, members of the NYSE are permitted to vote their clients’ proxies at their own discretion as to the election of directors if the clients have not furnished voting instructions within 10 days of the meeting. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on that matter.  Consequently, with respect to approval of the matters set forth here, broker non-votes will have no effect on approval of Proposal One because the election of directors is determined by a plurality of the votes cast nor on approval of Proposal Three because broker non-votes are not counted in determining the number of shares necessary for approval for Proposal Three.   But, with respect to Proposal Two, broker non-votes will have the effect of voting against the amendment to our Restated Articles of Incorporation, as that amendment requires the affirmative vote of a majority of our common shares outstanding.

Shareholders Entitled to Vote.  Shareholders of record at the close of business on March 9, 2009, the record date, shall be entitled to vote at the 2009 Annual Meeting. As of the record date, the Company had 21,603,175 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2009 Annual Meeting.

Proxy Solicitation.  The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

Electronic Access to Proxy Materials and Annual Report.  This notice of Annual Meeting and Proxy Statement and the 2008 Annual Report are available on the Company’s Internet site at www.rlicorp.com and at www.proxyvote.com.

Share Ownership of Certain Beneficial Owners

Principal Shareholders.  The only persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2008, are as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock

Franklin Resources, Inc. (1)	1,728,532	8.1%
One Franklin Parkway
San Mateo, California 94403

State Street Bank and Trust Company (2)	1,926,722	9.0%
225 Franklin Street
Boston, Massachusetts 02110

Gerald D. Stephens (3)	1,334,023	6.2%
493 East High Point Drive
Peoria, Illinois 61614

Barclays Global Investors, NA (4)	1,234,306	5.8%
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
45 Fremont Street
San Francisco, California 94105

(1)        The information shown is based solely on a Schedule 13G dated January 28, 2009, filed with the SEC by Franklin Resources, Inc., (“Franklin”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC, which filing indicates one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin, have sole voting power with respect to 1,708,432 shares and sole dispositive power with respect to 1,728,532 shares. Messrs. Johnson and Johnson are the principal shareholders of Franklin.

(2)        The information shown is based solely on a Schedule 13G dated February 17, 2009, filed with the SEC by State Street Bank and Trust Company (“State Street”), which filing indicates that, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 1,476,635 shares on behalf of participants in such plan. State Street further disclosed sole voting power with respect to 450,087 shares, shared voting power with respect to 1,476,635 shares, and shared dispositive power with respect to 1,926,722 shares. Each ESOP participant or beneficiary may direct State Street as to the manner in which the shares allocated to each participant under the ESOP are to be voted. State Street has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, State Street will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(3)        Mr. Stephens is the Chairman of the Company’s Board of Directors. Includes 49,220 shares allocated to Mr. Stephens under the RLI Corp. Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Stephens has no voting or investment power; 30,795 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 2,492 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; 18,459 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 110,585 shares owned by the Gerald D. Stephens Grantor Annuity Trust, over which Mr. Stephens, as trustee, has sole voting and investment power; and 11,508 shares held by a bank, as trustee, under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Agreement (“Deferred Agreement”). Excludes 68,935 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial ownership.

(4)        The information shown is based solely on a Schedule 13G dated February 6, 2009, filed with the SEC by Barclays Global Investors, NA (registered bank), Barclays Global Fund Advisors (investment advisor) and Barclays Global Investors. Ltd. (registered bank). According to the Schedule 13G, Barclays Global Investors, NA is the beneficial owner of, and has sole dispositive power with respect to 420,563 shares, and sole voting power with respect to 347,404 shares; Barclays Global Fund Advisors is the beneficial owner of, and has sole dispositive power with respect to 801,928 shares, and sole voting power with respect to 599,602 shares; and Barclays Global Investors, Ltd. is the beneficial owner of, and has sole dispositive power with respect to 11,815 shares and sole voting power with respect to 420 shares.

Directors and Officers.  The following information is furnished as to the beneficial ownership of the shares of the Company’s Common Stock by each current director and named executive officer, and the directors and executive officers of the Company as a group, as of December 31, 2008.

Name of Individual or Number of Persons in Group	Number of Shares Beneficially Owned (1)	Percent of Outstanding Common Stock

Barbara R. Allen	8,999	*

John T. Baily (2) (3) (4)	14,254	*

Richard H. Blum (2) (4)

19,449

*

Joseph E. Dondanville (5) (9) (10) (11)(12)	242,237	1.1%

Jordan W. Graham (2)	5,530	*

Daniel O. Kennedy (9) (10)	9,689	*

Craig W. Kliethermes (9) (10) (11)	9,245	*

Gerald I. Lenrow (2) (4) (6)	59,091	*

Charles M. Linke (2) (4)	19,986	*

F. Lynn McPheeters (2) (4)

28,854

*

Jonathan E. Michael (7) (9) (10) (11) (12)	542,471	2.5%

Gerald D. Stephens (8) (11)	1,334,023	6.2%

Michael J. Stone (9) (10) (11) (12)	229,935	1.1%

Edward F. Sutkowski (2)(12)

206,092

*

Robert O. Viets (2) (4)	78,773	*

Directors and executive officers as a group (19 persons) (9) (10) (11)	2,869,481	13.0%

*Less than 1% of Class.

(1)        Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)        Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Director Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Baily 2,241 shares; Mr. Blum 5,506 shares; Mr. Graham 4,634 shares; Mr. Lenrow 45,159 shares; Mr. Linke 5,386 shares; Mr. McPheeters 12,066 shares; Mr. Sutkowski 82,978 shares; and Mr. Viets 34,629 shares. Each participating director has no voting or investment power with respect to such shares.

(3)        Includes 3,000 shares held by Mr. Baily’s spouse as to which Mr. Baily claims beneficial interest.

(4)        Includes shares that may be acquired by the named persons within 60 days after December 31, 2008, under the Directors’ Stock Option Plan for Outside Directors (“Director Plan”), upon the exercise of outstanding stock options as follows: Mr. Baily 4,233 shares; Mr. Blum 7,664 shares; Mr. Lenrow 7,200 shares; Mr. Linke 5,407 shares; Mr. McPheeters 8,482 shares;  and Mr. Viets 7,200 shares.

(5)        Includes 200 shares held by Mr. Dondanville’s spouse in a custodian account for the benefit of their children, and 12,276 shares held in trust by Mr. Dondanville’s spouse, as to which Mr. Dondanville disclaims any beneficial interest.

(6)        Includes 974 shares held by Mr. Lenrow’s spouse in a custodian account for the benefit of their minor daughter, as to which Mr. Lenrow disclaims any beneficial interest.

(7)        Includes 35,661 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power.

(8)        Includes 49,220 shares allocated to Mr. Stephens under the Key Plan, over which Mr. Stephens has no voting or investment power; 30,795 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 2,492 shares in the B. L. Stephens Trust for the benefit of Mr. Stephens’ sister, over which Mr. Stephens, as trustee, has sole voting and investment power; 110,585 shares owned by the Gerald D. Stephens Grantor Annuity Trust, over which Mr. Stephens, as trustee, has sole voting and investment power; and 18,459 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; Excludes 68,935 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial interest.

(9)        Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power.  As of December 31, 2008, the following shares were allocated under the ESOP: Mr. Dondanville 24,470 shares; Mr. Kennedy 1,036 shares; Mr. Kliethermes 1,038 shares; Mr. Michael 64,050 shares; and Mr. Stone 13,958 shares.  During 2008, Joseph E. Dondanville, Jonathan E. Michael and Michael J. Stone were eligible to elect to diversify shares owned by the ESOP.

(10)  Includes shares that may be acquired by the named persons within 60 days after December 31, 2008, under the Incentive Stock Option Plan (“ISOP”) and the Omnibus Stock

Plan, upon the exercise of outstanding stock options as follows: Mr. Dondanville 119,600 shares; Mr. Kennedy 7,999 shares; Mr. Kliethermes 3,800 shares; Mr. Michael 250,201 shares; and Mr. Stone 87,300 shares.

(11) Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the Deferred Agreement for the benefit of the following: Mr. Dondanville 8,681 shares; Mr. Kliethermes 1,915 shares; Mr. Michael 14,390 shares; Mr. Stephens 11,508 shares; and Mr. Stone 17,645 shares. Each participant has no voting or investment power with respect to such shares.

(12) Includes shares held in margin securities or pledged asset accounts at brokerage firms.  At December 31, 2008, the following number of shares were held in such accounts: Mr. Michael 168,813 shares; and, Mr. Sutkowski 21,000 shares.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership. In addition, officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2008, the reporting persons have complied with all filing requirements of Section 16(a) of the 1934 Act.

Proposal One:

Election of Directors

General.  The Company’s Board of Directors currently consists of 12 persons, divided into three classes (Class I, Class II and Class III). At the Company’s 2008 Annual Shareholders’ Meeting held on May 1, 2008, the Company’s Shareholders voted on and approved an amendment to the Company’s Restated Articles of Incorporation (“Articles”) to declassify the Board on a phased-in basis.   The Board’s Class III directors elected at the 2008 Annual Meeting (Messrs. Baily, Graham, Lenrow and Stephens) were elected for a three-year term expiring at the 2011 Annual Meeting and will stand for one-year terms thereafter. The election of the Class III directors will be the last three-year term for any director. The Board’s Class I directors, standing for election at this year’s Annual Meeting, will stand for a one-year term.    The Class II directors will continue to hold office until the end of the term for which they were previously elected, (i.e., until the 2010 Annual Meeting), and will stand for one-year terms thereafter. Thus, commencing in 2011, all directors will be elected on an annual basis for one-year terms, and at that time the Board will cease to be classified.

At this year’s Annual Meeting, three (3) Class I directors are to be elected, each to hold office for a one-year term or until a successor is elected and qualified unless that director dies, resigns or is removed prior to that time. Directors whose terms do not expire this year will continue to serve. Unless otherwise instructed, the shares represented by a proxy will be voted for the election of the three nominees named below. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee. Shares that are withheld and broker non-votes count towards establishment of a quorum but have no effect on determinations of plurality and thus will not affect the outcome of the election. There is no cumulative voting for the directors under the Company’s Articles.

Nominees.  Messrs. Kaj Ahlmann, Charles M. Linke and Jonathan E. Michael, each current directors, are the Class I directors standing for election. Except for Mr. Ahlmann, such directors were elected previously by the shareholders in 2006 for a three-year term expiring in 2009. Mr. Ahlmann was appointed to the Board on February 1, 2009, and will replace Mr. Sutkowski who has decided not to stand for re-election.   Each is nominated to serve for a one-year term expiring in 2010.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board unless the Board of Directors should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends the shareholders vote “For” election of all three nominees listed below.

Director and Nominee Information.  The following includes certain information with respect to the current directors and nominees to the Board of Directors furnished to the Company by such individuals:

		DIRECTOR	PRINCIPAL
NAME	AGE	SINCE	OCCUPATION

Kaj Ahlmann (term expiring in 2009)	58	2009

Retired chairman, president and CEO of Employers Reinsurance Corporation, a division of GE. Currently operates a consulting business offering advice to financial services firms, including insurance companies.

Charles M. Linke (term expiring in 2009)	71	2003

Professor Emeritus of Finance at the University of Illinois (Urbana-Champaign) since 1998. Professor Linke has held various positions with the University of Illinois since 1966. CEO of Economics Et Cetera, Inc., a consulting firm specializing in financial economics since 1981.

Jonathan E. Michael (term expiring in 2009)	55	1997

President & Chief Executive Officer of the Company since January 1, 2001. Mr. Michael joined the Company in 1982, and held various managerial and executive officer positions until his promotion to President & Chief Executive Officer.

Certain information concerning the remaining directors, whose terms expire either in 2010 or 2011, is set forth as follows based upon information furnished to the Company by such individuals:

		DIRECTOR	PRINCIPAL
NAME	AGE	SINCE	OCCUPATION

Barbara R. Allen (term expiring in 2010)	56	2006

Appointed to the Board on June 20, 2006. Retired President of Proactive Partners, a division of Tennis Corporation of America since September, 2008. Former Partner with The Everest Group, a firm specializing in growth strategy and general management consulting, from 2003 through October, 2005. Former marketing and executive management leader with Quaker Oats Company. Former director for Lance, Inc., Maytag Corporation, Tyson Foods, Converse and Charthouse Inc.

John T. Baily (1) (term expiring in 2011)	65	2003

Previously National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 23 years as a partner. Served as President of Swiss Re Capital Partners from 1999 through 2002.

Richard H. Blum (term expiring in 2010)	70	2000

Previously Chairman of AXIS Specialty U.S. Holdings, Inc.,

(February 2002 to January 2006). Was Senior Advisor to Marsh & McLennan Companies, Inc., (MMC) a professional services firm in risk and insurance services, investment management and consulting businesses from 1999 to January 2002. Former director of MMC from 1986 to 1999 and served as Vice Chairman of J&H Marsh & McLennan from 1997 to 1999, and previously as Chairman and CEO of Guy Carpenter & Company, Inc., having joined that firm in 1958.

Jordan W. Graham (term expiring in 2011)	48	2004

Managing Director leading North American Business Development for Citi Markets and Banking, Global Transaction Services Division where he is responsible for mergers and acquisitions for the firm’s Cash Management and Trade Services/Finance businesses. Vice president of Cisco, Inc.’s Services Industry Consulting (1998 – 2004), where he provided executive advisory and strategy consulting services to Global 500 firms in the insurance and financial services industries. Former director of Securitas Capital, LLC, which invested in insurance and risk related ventures. Current director of Technology Credit Union and Coldspark, Inc.

Gerald I. Lenrow (term expiring in 2011)	81	1993

Since 1999, in private law practice providing consultation services to certain members of the insurance industry. Consultant to General Reinsurance Corp. until December 31, 1998. In 1990, after 28 years as a partner, retired as a partner in the international accounting firm of Coopers & Lybrand LLP (now known as PricewaterhouseCoopers LLP). He continued on as a consultant until 1996.

F. Lynn McPheeters (term expiring in 2010)	66	2000

Retired as Vice President and Chief Financial Officer of Caterpillar Inc., manufacturer of construction, mining and related equipment in February 2005. Mr. McPheeters joined Caterpillar Inc. in 1964 and held various finance positions until his promotion to Vice President and CFO in 1998.

Gerald D. Stephens (term expiring in 2011)	76	1965	Elected Chairman of the Board of the Company January 1, 2001. Mr. Stephens founded the Company in 1965 and served as Chief Executive Officer until his election as Chairman of the Board.

Robert O. Viets (2) (term expiring in 2010)	65	1993

Since 1999, President of ROV Consultants, LLC. Former President, CEO and Director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal subsidiary was Central Illinois Light Company.

(1)          Mr. Baily serves as a Director of Endurance Specialty Holdings Ltd. and NYMAGIC, Inc., both publicly traded companies.

(2)          Mr. Viets serves as a Director of Patriot Coal Corporation, a publicly traded company.

Proposal Two:
Amend the Company’s Restated Articles of Incorporation
to Increase the Number of Authorized Shares of Common Stock

General.  The Company’s Board of Directors has unanimously approved, and submits for authorization and approval of shareholders, a proposal to amend Article Four of the Company’s Restated Articles of Incorporation (“Articles”) to increase the number of shares of authorized Common Stock from 50 million shares to 100 million shares (the “Proposed Amendment”). The revised Articles reflecting the Proposed Amendment are attached as Exhibit “A.”

Increase in Authorized Shares of Common Stock.  The Company’s Articles currently authorize the issuance of a total of 50 million shares of Common Stock, par value $1.00 per share, and 5 million shares of Preferred Stock, par value $0.01 per share, for a total of 55 million shares.  The Proposed Amendment would increase the number of authorized shares of Common Stock from 50 million to 100 million (the “Share Increase”) and thereby increase the total number of authorized shares of all capital stock from 55 million to 105 million shares.  The Proposed Amendment does not propose an increase in the amount of authorized shares of Preferred Stock, or make any other changes to the articles.  As of March 9, 2009 (record date), 21,603,175 shares of Common Stock were outstanding (32,131,459 shares were issued and outstanding if treasury shares are included), and no shares of Preferred Stock were outstanding.  As of March 9, 2009, 564,867 shares of Common Stock were reserved for issuance pursuant to the Company’s Omnibus Stock Plan.  The number of shares to be issued upon exercise of outstanding options as of March 9, 2009, is 1,407,518.

The Share Increase will constitute additional authorized but unissued shares of the existing Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock currently authorized.  The Share Increase only increases our amount of authorized shares, but will not increase the current number of issued and outstanding shares.

The Share Increase would enable the Company, without further shareholder approval, (unless shareholder approval is required by law, the SEC or under the rules of the NYSE) to issue shares from time to time as may be required for various purposes.  The purposes contemplated by Company management and the Board for the additional authorized shares include potential stock splits, stock dividends, mergers and acquisitions, present and future employee benefit programs (including stock option plans), raising additional capital for ongoing operations, and other general corporate purposes.  The current number of authorized shares of Common Stock was established 13 years ago (in 1996), and has not been increased since then.  Company management and the Board believe the Share Increase is reasonable and advisable in view of our growth and capital structure needs since that time, and to support the Company’s future corporate growth.  For example, with the current number of available common shares, the Company could not accomplish a 2-for-1 stock split and retain a reasonable cushion of available common shares thereafter.  Likewise, a combination of other potential beneficial uses of stock — such as stock dividends, use in acquisitions or raising capital, stock options, etc., — could be impaired by the lack of available shares or reduce the available share cushion to unacceptably low levels.  As the Company has grown over time, its capital structure and needs for capital stock have grown as well.  Company management and the Board believe it is prudent to enhance its capital structure at this time so that it has the flexibility to prepare for, and adapt to, future corporate stock needs.  The Company has no present plans or understandings for issuance of any of the newly-authorized shares of Common Stock.

The Share Increase could have a number of effects on the Company’s shareholders, depending upon the exact nature and circumstances of any actual issuances of these authorized shares. These effects are described further below.

Anti-Takeover Effects of the Proposed Amendment to Increase Authorized Shares of Common Stock.  The Share Increase and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of the Company without further action by the shareholders.  For example, shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change of control of the Company more difficult, or be issued to discourage persons from attempting to gain control of the Company.

In addition, the Share Increase authorized by the Proposed Amendment could permit the Company to issue Common Stock to persons supportive of management’s position, who may then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable to the Board of Directors.  Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Likewise, shares could be used to facilitate the adoption of measures intended to deter unfair or coercive takeover tactics not believed to be in the best interests of shareholders.

The Board of Directors is not aware of any attempt or contemplated attempt to acquire control of the Company, and the Share Increase is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additional Effects of the Share Increase.  Although the Share Increase will not affect the terms or rights of holders of existing shares of Common Stock, an issuance of additional Common Stock will generally have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and the equity and voting rights of holders of shares of Common Stock.  Depending on the amount of consideration received for any issuance of additional Common Stock, subsequent issuances may also reduce shareholder’s equity on a per share basis.

Recommendation of the Board of Directors.  The Board of Directors has unanimously approved the Proposed Amendment and has determined that the Share Increase is in the best interests of the Company and its shareholders.

The Share Increase as manifested in the Proposed Amendment shall only be effectuated and effective if shareholder approval is secured; if such shareholder approval is not secured, the Share Increase shall not be effectuated.

The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Two to amend the Company’s Restated Articles of Incorporation to Increase the Authorized Shares of Common Stock.

Proposal Three:
Ratification of Selection of Independent
Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since 1983, to serve as the Company’s independent registered public accounting firm for the current fiscal year if their selection is approved by the shareholders. In view of the difficulty and expense involved in changing auditors on short notice, if KPMG is not approved by the shareholders, it is contemplated the appointment for the fiscal year 2009 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval of KPMG by the shareholders will be considered an indication to the Audit Committee to select other auditors for the following year.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” Proposal Three and the ratification of selection of KPMG LLP as independent registered public accounting firm of the Company for the current fiscal year.

Corporate Governance and Board Matters

Corporate Governance Principles.  The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s Internet site under Investors at www.rlicorp.com, and are available in print to any shareholder who requests them, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. Each member of the Board (who was a member of the Board at the time) attended the 2008 Annual Meeting of Shareholders and was available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process that encourages new directors to attend a director seminar in their first year as a director. Each year, certain of the incumbent directors are requested to attend an accredited director seminar selected by the Company.

Director Independence.  The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meet other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the President & CEO, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)          A Director will not be independent if:

(i)            the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;

(ii)         the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)      (A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)     the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)        the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)        The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)            if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)         if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)      if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders equity;

(iv)     if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)        if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and

(vi)     if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)         For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

Board Independence Status

Director	Independent	Management
Kaj Ahlmann	X
Barbara R. Allen	X
John T. Baily	X
Richard H. Blum	X
Jordan W. Graham	X
Gerald I. Lenrow	X
Charles M. Linke	X
F. Lynn McPheeters	X
Jonathan E. Michael		X
Gerald D. Stephens	X
Edward F. Sutkowski	X
Robert O. Viets	X

The following relationships were reviewed in connection with determining director independence but were determined to not affect such persons’ independence:

Prior to February 1, 2006, Mr. Blum was the non-executive Chairman of Axis Capital Holdings (“Axis”), affiliates of which include reinsurance and insurance companies. Other than an immaterial, minority equity ownership in Axis, Mr. Blum has no employee, officer or director affiliations with the Axis group of companies. From time to time the Company enters into immaterial reinsurance arrangements with certain of the Axis companies.

Mr. Baily is a director of Endurance Specialty Holdings Ltd. affiliates of which include reinsurance companies. From time to time the Company enters into immaterial reinsurance arrangements with the Endurance companies.

Messrs. Baily and Lenrow each formerly were partners with predecessor firms of PricewaterhouseCoopers LLP (“PwC”). Mr. Baily retired from PwC in 1999, and Mr. Lenrow retired from PwC in 1990, continuing as a consultant until 1996. From time to time, the Company engages PwC for special projects and services in actuarial, tax and other areas.

Mr. Stephens is the founder of the Company and ceased being an employee of the Company on January 1, 2006.   In February 2009, the Nominating/Corporate Governance Committee and the Board of Directors made the affirmative determination that Mr. Stephens complies with the Company’s categorical independence standards for directors and also has no material relationship with the Company (Mr. Stephens abstained from voting).   Consequently Mr. Stephens qualifies as an independent director as set forth in the Company’s independence standards for directors and as required by the NYSE corporate governance standards.  In making their respective independence determinations for Mr. Stephens, the Nominating/Corporate Governance Committee and the Board of Directors considered all relevant facts and circumstances, including the following factors:  (a) the fact that Mr. Stephens has not been an employee of the Company for over three years, (b) Mr. Stephens’ status as founder of the Company, (c) Mr. Stephens’ status as the Company’s largest individual shareholder, (d) Mr. Stephens’ position as Chairman of the Board of Directors, (e) Mr. Stephens’ use of an office and administrative assistant at the Company’s headquarters, and (f) Mr. Stephens’ privileges for personal use of the Company aircraft.

Director Nomination Policy.  The Nominating/Corporate Governance Committee of the Company considers director candidates based upon a number of qualifications. A nominee should have:

•                  A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;

•                  A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

•                  Been in a generally recognized position of leadership in his or her field of endeavor; and

•                  Commitment to enhancing shareholder value.

Nominees with insurance and accounting backgrounds are particularly desirable. A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees and reviews the appropriate skills and characteristics required of Board members. The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders, and shareholders as sources for potential director candidates, but may also utilize third party search firms if so desired.

The Nominating/Corporate Governance Committee will consider qualified director candidates recommended by shareholders. Any shareholder may recommend nominees for director by writing to the Corporate Secretary of the Company at 9025 N. Lindbergh Drive, Peoria, Illinois 61615, giving the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Code of Conduct.  The Company has adopted a Code of Conduct, which is designed to help directors and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Conduct is available at the Company’s website under Investors at www.rlicorp.com and is available in print to any shareholder who requests it. The Company may post amendments to or waivers of the provisions of the Code of Conduct, if any, made with respect to any of our directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

Shareholder and Interested Parties Communications.  Any shareholder or other interested party who desires to communicate with the Board’s Presiding Director of the Board’s independent directors or any of the other members of the Company’s Board of Directors may do so electronically by sending an email to the following address: Presiding_Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Presiding Director or any of the other members of the Board by writing to: Presiding Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Presiding Director, an individual director, a Board Committee, the independent directors or the full Board. Communications received by the Presiding Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

Company Policy on Related Party Transactions.  The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy which shall be followed in connection with all related party transactions involving the Company. The policy requires approval by the Nominating/Corporate Governance Committee for all transactions between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates, above $10,000.

Certain Relationships and Related Transactions.  In 2008, there were no transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or holder of more than 5 percent of the Common Stock of the Company had or will have a direct or indirect material interest.

Committees of the Board of Directors.  The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards. Since 2003, each Committee Chair’s term has been limited to no more than five years.  In accordance with this policy, new Audit, Executive Resources and Nominating/Corporate Governance Committee Chairpersons’ were appointed immediately following the 2008 Annual Meeting of Shareholders. Charters for each committee are available on the Company’s website under Investors at www.rlicorp.com.

Audit Committee.  The Company’s Audit Committee, composed exclusively of independent directors, met nine times in 2008 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The committee also monitored the Company’s management of its exposures to risk of financial loss, assessed the auditors’ performance, reviewed the adequacy of the Company’s internal controls, reviewed the extent and scope of audit coverage, reviewed quarterly financial results, monitored selected financial reports and selected the Company’s independent registered public accounting firm. The Audit Committee also meets in executive session, with no members of management present, after its regular meetings.

Fees for services rendered by KPMG, the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2008	2007
Audit Fees	$780,000	$760,000
Audit-Related Fees	$0	$0
Tax Fees
Tax Compliance	$0	$0
Other Tax Services	$0	$0
All Other Fees	$0	$0

Total Fees	$780,000	$760,000

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the financial statements of certain subsidiaries and certain statutory audits, review of quarterly consolidated financial statements, and assistance with the review of documents filed with the SEC, including attestation as required under Sarbanes Oxley Section 404.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services. The Audit Committee evaluated the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm services.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets qualifies as an “audit committee financial expert” as defined by the SEC.

Mr. Baily serves as either a member or chair of the audit committee of four public companies including the Company. After examination of Mr. Baily’s extensive accounting experience and considering his retirement from full-time employment, the Board determined that such simultaneous service would not impair his ability to effectively serve on the Audit Committee.

Messrs. Baily (Chairman), Lenrow, McPheeters and Viets are the members of the committee.

Executive Resources Committee.  The Company’s Executive Resources Committee, composed exclusively of independent directors, met six times in 2008 to evaluate and recommend salaries, bonuses and other compensation incentives of the President & Chief Executive Officer and certain key executive officers of the Company. The committee also reviews and evaluates the President’s personal goals, management development and succession planning and the Company’s deferred compensation, stock option, retirement and medical programs.

Ms. Allen, Messrs. Blum (Chairman), Sutkowski and Viets are the members of the committee.

Finance and Investment Committee.  The Company’s Finance and Investment Committee, composed of independent and management directors, oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure, and the Company’s capital structure. This committee met four times in 2008 to discuss ongoing financial, investment and capital matters.

Messrs. Graham, Linke, Michael (Chairman), Stephens and Sutkowski are the members of the committee.  Effective February 10, 2009, Mr. Ahlmann was appointed a member of the committee.

Nominating/Corporate Governance Committee.  The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met five times in 2008 to guide the Company’s corporate governance program, and to monitor and discuss current and emerging corporate governance principles and procedures. The committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The committee identifies and reviews qualified individuals as potential new director candidates.

Messrs. Baily, Lenrow, Linke (Chairman) and McPheeters are the members of the committee.

Strategy Committee.  The Company’s Strategy Committee, composed of both independent and management directors, met four times in 2008 to oversee the Company’s strategic plan and its implementation.

Ms. Allen, Messrs. Blum, Graham (Chairman), McPheeters, and Michael are the members of the committee.   Effective February 10, 2009, Mr. Ahlmann was appointed a member of the committee.

Committee Membership

		Executive	Nominating/ Corporate	Finance and
Director	Audit	Resources	Governance	Investment	Strategy
Kaj Ahlmann				X	X
Barbara R. Allen		X			X
John T. Baily	X*		X
Richard H. Blum		X*			X
Jordan W. Graham				X	X*
Gerald I. Lenrow	X		X
Charles M. Linke			X*	X
F. Lynn McPheeters	X		X		X
Jonathan E. Michael				X*	X
Gerald D. Stephens				X
Edward F. Sutkowski		X		X
Robert O. Viets	X	X

* Chair of Committee

Board Meetings and Compensation

Meetings. During 2008, five meetings of the Board of Directors were held. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent and non-management directors meet in executive session with no members of management present. At least once a year, the independent directors meet in executive session with neither non-management nor management directors present.  Mr. Viets was the Presiding Director of the Board’s executive session in 2008 and was re-elected as Presiding Director of the executive session until the 2010 Annual Meeting of Shareholders.

Director Compensation. During 2008, Outside Directors (which consist of our independent directors and our non-management director) were compensated as follows:

Annual Board Retainer:	$85,000	*
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Additional Annual Committee
Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000

Chairman of the Board Fee	$85,000

*Split between cash and stock grants at the election of the director.

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

Outside Director compensation for 2009 remains the same as the 2008 compensation noted above.

The following table provides the compensation of the Company’s Board of Directors earned for the fiscal year ended December 31, 2008.

								Change in Pension
	Fees Earned							Value and
	or						Non-Equity	Nonqualified
	Paid in				Option		Incentive Plan	Deferred	All Other
	Cash		Stock		Awards		Compensation	Compensation	Compensation		Total
Name	($)(1)		Awards ($)		($)		($)	Earnings	($)		($)
(a)	(b)		(c)		(d)		(e)	(f)	(g)		(h)

Barbara R. Allen	105,000			(2)							105,000
John T. Baily	123,333			(2)		(3)					123,333
Richard H. Blum	121,666			(2)		(3)					121,666
Jordan W. Graham	115,000			(2)							115,000
Gerald I. Lenrow	116,667			(2)		(3)					116,667
Charles M. Linke	115,000			(2)		(3)					115,000
F. Lynn McPheeters	120,000			(2)		(3)					120,000
Jonathan E. Michael		(4)
Gerald D. Stephens	180,000	(5)		(2)					32,702	(6)
Edward F. Sutkowski	105,000			(2)		(3)					105,000
Robert O. Viets	116,667			(2)		(3)					116,667

(1)         Each outside director elects the form of their Annual Board Retainer, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Nonemployee Directors Deferred Compensation Plan or the Outside Directors’ Fee Award Agreement. Each outside director also elects the form of their Annual Committee Retainer and Annual Committee Chair Retainer, if applicable, which may be received in either cash or in stock in accordance with the Nonemployee Director Deferred Compensation Plan. Amounts shown include the value of fees taken in the form of Company stock.

(2)         See column (b) and related footnote (1).

(3)         Effective May 7, 2004, no further options were granted to outside directors under the Stock Option Plan for Outside Directors. The aggregate number of outstanding stock options under the Directors’ Stock Option Plan for Outside Directors as of December 31, 2008, were as follows: Mr. Baily 4,233 options; Mr. Blum 7,664 options; Mr. Lenrow 7,200 options; Mr. Linke 5,407 options; Mr. McPheeters 8,482 options; and Mr. Viets 7,200 options. The vesting of all stock options was accelerated in 2005 to eliminate the requirement for recognizing future compensation expense under Financial Accounting Standards Board (“FASB”) Statement No. 123R and, therefore, all such options were fully vested.

(4)         Mr. Michael, as a management director, does not receive director fees. His compensation as President and CEO is disclosed under the Executive Compensation Summary Compensation Table.

(5)         Effective January 1, 2006, Mr. Stephens retired as an employee of the Company and receives the same compensation as all outside directors of the Company. In addition, Mr. Stephens was paid an $85,000 fee as Chairman of the Board for 2008.

(6)         Represents personal use of the Company aircraft imputed at the Standard Industry Fare Level. Mr. Stephens was also provided an office when present at the Company’s home office, and part-time secretarial support at the aggregate cost of $30,177.

Stock option Plan for Outside Directors. Prior to May 7, 2004, the Director Plan provided for the grant of an option to purchase 3,000 shares of the Company’s Common Stock to each newly elected or appointed outside director. In addition, effective the first business day in February of each year, each outside director was annually granted an option to purchase 1,800 shares of the Company’s Common Stock under the Director Plan. If the Company earned more than its cost of capital as provided under its MVP Plan in each respective year, each outside director was granted an option to purchase 1,800 additional shares of the Company’s Common Stock under the Director Plan, effective the first business day in February of the succeeding year. The exercise price of each option granted is an amount equal to the fair market value of such option share on the grant date, and all options granted provided for one-third annual vesting over a period of three years. In the event of an outside director’s death, disability or termination of status as an outside director, all options granted become fully vested. Effective May 7, 2004, no future options were granted to outside directors under the Director Plan. In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to outside directors under the Director Plan. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R, which became effective for the Company’s financial statements on January 1, 2006.

Outside Directors’ Fee Award Agreement. In 2008, the Director Fee Award Agreement provided for each newly elected or appointed outside director to receive a stock award having a fair market value equal to an amount determined by the Nominating/Corporate Governance Committee. Likewise, it further provides for each outside director to receive an annual stock award equal to an amount determined by the Nominating/Corporate Governance Committee (“Annual Stock Award”). With respect to the Annual Stock Award, for each fiscal quarter ending during the fiscal year, the Company will issue to each outside director a stock award having a fair market value equal to one-fourth of the Annual Stock Award (“Quarterly Stock Award”) such that the number of shares of Common Stock subject to such stock grant will be equal to the number determined by dividing the Quarterly Stock Award by the fair market value of a share of Common Stock on the date of award. For 2008 and 2009, each outside director’s aggregate compensation for service on the Board, before payments for committee and chair service, was set at $85,000.   Each outside director was given the opportunity to elect how much of that compensation was the Annual Stock Award and how much was the annual cash retainer.

Director Deferred Compensation Plan. Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Deferred Plan. Under the Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of the Company as are equal to the compensation as earned and deferred during the relevant year. Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Deferred Plan benefits are distributable beginning when the director’s status terminates.

Director Share Ownership. Each outside director is encouraged to, within three years of the later of (i) January 1, 2006, or (ii) their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such Director’s Annual Board Retainer, which Retainer was $60,000 in 2006 and $85,000 in 2007, 2008 and 2009. Shares held directly and in Company benefit plans are counted to satisfy the guideline, but options, whether vested or not, are not counted.

The Nominating/Corporate Governance Committee monitors directors’ share ownership and may make allowances to accommodate timing of purchases caused by “quiet period” limitations, periodic adjustments to the Annual Board Retainer, and other factors affecting a director’s share ownership level. The committee has concluded that all directors have met or are making satisfactory progress toward expected ownership levels.

Audit Committee Report

The following report by the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee (the “Committee”) of the Company’s Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The Board of Directors believes that the Committee’s current composition satisfies the NYSE rules governing audit committee composition and that each of the members of the Audit Committee qualifies as “independent” for purposes of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets is an “audit committee financial expert” as defined by the SEC.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent registered public accounting firm.

The Committee selects the Company’s independent registered public accounting firm and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act, and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for planning and conducting audits; and the Company’s management is responsible for determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles.

The Committee received reports and reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm the Section 404 obligations and matters required to be discussed by Statement on Auditing Standards No. 61.  The Committee received from the Company’s independent registered public accounting firm the written disclosures and letter required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with the Audit Committee concerning auditor independence.   The Committee discussed with the independent registered public accounting firm that firm’s independence and any relationships that may impact that firm’s objectivity and independence.

Based on the Committee’s discussion with and review of reports from management and its independent registered public accounting firm and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC.

Members of the Audit Committee

John T. Baily (Chairman)

Gerald I. Lenrow

F. Lynn McPheeters

Robert O. Viets

Executive Resources Committee Report

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 Proxy Statement.

Members of the Executive Resources Committee

Richard H. Blum (Chairman)

Barbara A. Allen

Edward F. Sutkowski

Robert O. Viets

Compensation Committee Interlocks and Insider Participation

No member of the Executive Resources Committee is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

Compensation Discussion & Analysis

Introduction/Corporate Governance. The Executive Resources Committee (“ERC”) is responsible for reviewing, determining, and administering specific compensation levels for senior executive officers and for overseeing other executive compensation programs and management succession and development processes. Until May 2008, the members of the ERC were Messrs. Viets (Chairman), Linke and Sutkowski, and Ms. Allen.   After May 2008, the members of the ERC were Messrs. Blum (Chairman), Viets and Sutkowski and Ms. Allen.

ERC Members and Charter. ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board, and may be removed from the ERC by the Board at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards, and which are set out previously under the section entitled “Corporate Governance and Board Matters.” The Board annually determines the independence of each member of the ERC under those independence standards. The ERC operates under a Charter, which can be found at the Company’s website at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for approval.

The ERC is responsible to the Board for (1) reviewing and providing advice regarding the executive compensation policy and the execution thereof; (2) reviewing and providing advice regarding the Company’s management development and succession planning; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations; and (5) determining the scope of benefits offered under the Company’s employee benefit plans.   Compensation of the Board of Directors is recommended by the Nominating/Corporate Governance Committee, with the advice and counsel of the ERC to ensure alignment between Board and executive compensation.

The principal functions and responsibilities of the ERC relate to compensation and management development, and are as follows:

Compensation:

1.              Ensure that the Company’s executive compensation policies and administration are directly aligned with the Company’s strategy, are consistent with a “pay for performance” philosophy, and support long-term shareholder value creation.

2.              Review and evaluate, at least annually, the corporate goals and objectives, the performance (in light of the goals and objectives) and the leadership of the Chief Executive Officer (“CEO”); determine and recommend compensation of the CEO to the independent Directors for approval; review performance and recommend compensation of the non-CEO executive officers (designated by the ERC to be those identified under Section 16(a) of the Securities Exchange Act of 1934) to the Board of Directors for approval.

3.              Determine and approve annually the participants, target awards, and the Company’s financial goals for the Market Value Potential Executive Incentive Program.

4.              Review and approve (or recommend changes for the Board to approve) the Company’s long-term incentive programs and plans and equity-based plans.

5.              Review annual reports prepared by management disclosing all direct and indirect compensation paid to all home office and branch vice presidents.

6.              Retain compensation consultants as appropriate to assist in the evaluation of CEO and other executive compensation.

7.              Review annually management’s summary report on all other executive compensation actions.

Management Development:

1.              Review periodically the process and results for identifying key executive managers of the Company.

2.              Review periodically the Company’s key employee management development actions and succession plan.

3.              Review periodically with the Board the Company’s succession plan, including those plans for emergency succession in cases of the unexpected disability, of the CEO.

ERC Meetings. The ERC meets in person in February, May, August, and November in conjunction with Board meetings. The ERC holds additional meetings in person and telephonically as necessary. In 2008, the ERC held six meetings. The agenda for each ERC meeting is established by the Chairman of the ERC in consultation with other ERC members, Mr. Michael and Jeffrey Fick, Vice President, Human Resources. ERC materials are prepared by Messrs. Michael and Fick and are reviewed and approved by the ERC Chairman in advance of distribution to ERC members. The ERC meetings are attended by Messrs. Michael and Fick. In addition, Mr. Stephens attended six ERC meetings in 2008. Messrs. Michael and Fick are excused during the executive session portion of the ERC meetings.

Mr. Michael plays a key role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•      annual base salary levels;

•      annual bonus targets and financial goals; and

•      the form and amount of long-term incentives.

Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal equity, potential for advancement, and contribution to team initiatives.  Mr. Michael also relies upon the input of Messrs. Stone, Dondanville, and Fick when making such recommendations.

Compensation Consultant. Neither the ERC nor management retained a compensation consultant in 2008.   The ERC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the ERC has sole authority to retain and terminate the consulting firm, including sole authority to approve the firm’s fees and retention terms.   Management also has authority to retain a compensation consultant, but may not retain the compensation consulting firm retained by the ERC without approval in advance by the ERC.

Objectives of Compensation Program. The ERC’s objective is to provide a total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success. The ERC seeks to attract and retain these executives by offering competitive pay packages, including base salary and other performance based compensation. The ERC believes that a compensation structure that rewards individuals for achieving annual and long-term performance goals will motivate the executives to lead the Company to sustainable annual profitability and will enhance long-term shareholder value. The Company’s overall approach to executive compensation is founded on the philosophy that compensation should reflect both the Company’s and individual’s performance.

The Company also has a long-standing employee ownership culture, supported by its Employee Stock Ownership Plan implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster long-term shareholder value. Consistent with the Company’s dual emphasis on Company and individual performance and its employee ownership culture, the ERC has designed the executive compensation program to provide cash and stock-based incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership (direct and indirect) for key executives.

Base pay levels are guided by competitive market data in the insurance industry for executive positions and their associated skill sets. The Company has a long-standing philosophy that executive annual and long-term incentive compensation should be at risk, with significant upside potential associated with superior annual and long-term financial results, and significant downside consequences for poor results. In general, the Company targets base pay at or below the median of base salary for comparable positions in the insurance industry.  Total cash compensation (base salary and annual incentives) for executives exceeds the median of competitive market data for the insurance industry if the Company’s and individual participant’s annual incentive goals are met. Long-term incentives are awarded to senior level employees who are in a position to directly influence business decisions that have long-term consequences. The Company targets long-term incentives at approximately the median of competitive market data. Total compensation and other benefits are determined by reference to insurance industry compensation surveys and by comparison to available data for the peer companies described below.

Elements of Executive Compensation and Compensation Program Design. The Company’s total executive compensation program is comprised of the following components:

(a)         Total annual cash compensation consisting of:

(i)            Base salary;

(ii)         Annual Bonuses under the Market Value Potential Executive Incentive Program (“MVP Program”) for the CEO, COO and CFO; and

(iii)      Annual Bonuses under the Management Incentive Program for other vice presidents, assistant vice presidents, and other senior managers.

(b)        Long-term incentive compensation granted under the Incentive Stock Option Plan and Omnibus Stock Plan; and

(c)         Perquisites. All executives are provided with travel accident insurance and are reimbursed out of pocket costs for an annual comprehensive health examination not covered by the Company’s health plan. The CEO, COO, and CFO are permitted to use the Company’s aircraft pursuant to an hourly lease approved by the Board of Directors, with maximum use limited to total lease charges of 6.5% of base salary.

Annual Compensation

Base Salary. Executive base salaries are targeted to be at or below the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent. In 2008, the ERC set base salary ranges for the CEO, CFO, and COO based on publicly available executive compensation data from the following peer companies: W.R. Berkley Corporation; HCC Insurance Holdings, Inc.; Travelers; ACE Limited; Axis Capital Holdings Limited; Arch Capital Group Ltd.; The Chubb Corporation; CNA Financial Corporation; Zenith National Insurance Corp.; LandAmerica Financial Group, Inc.; Selective Insurance Group, Inc.; Horace Mann Educators Corporation; Argonaut Group, Inc.; Mercury General Corporation; Cincinnati Financial Corporation; Philadelphia Insurance Companies; Alleghany Corporation; Endurance Specialty Holdings Ltd.; Midland National Life Insurance Company; CNA Surety Corporation; PMA Capital Corporation; SCPIE Holdings Inc.; Markel Insurance Company; and NYMagic, Inc.

The ERC selected these peer companies because each competes within the property and casualty insurance industry and sell a variety of insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The peer companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to theirs. The ERC compares the relative ranking among the Company and peer companies for base salaries and total compensation for the CEO, COO, and CFO positions to the relative performance ranking for three-year combined ratio; market capitalization; price-to-book ratio; and total return to shareholders for one, three, five, and ten year timeframes. Base salaries and total compensation for other executive positions are established by reference to the publicly available survey data, including median base salary levels, for salaries for comparable executives in the insurance industry.

Market Value Potential Executive Incentive Program (MVP Program). The Company has paid annual cash bonuses to certain executive officers under the Market Value Potential Executive Incentive Compensation Plan (“MVP Plan”), adopted by the shareholders in 1997, and again ratified by the shareholders in 2002. The MVP Plan was replaced with the RLI Incentive Compensation Plan in 2006 when it was approved by shareholders. In 2006, as authorized under the RLI Incentive Compensation Plan, the Board of Directors approved the MVP Program, which incorporated all material provisions of the prior MVP Plan.

The MVP Program uses a measure called Market Value Potential, or MVP, which measures the returns earned by the Company above its cost of capital, as a direct gauge of shareholder value creation. MVP is (1) the actual return (the increase in adjusted GAAP book value), less (2) the required return (invested capital multiplied by the blended cost of capital). If the Company does not earn its cost of capital in a given year, no bonus award is made pursuant to the MVP Program for that year.

The MVP Program employs a banking feature which places annual award amounts (which may be positive or negative) into a “bonus bank” that is at risk depending on future financial results, paying only a portion of the bonus bank each year to participants as a cash bonus.  Consequently, the time horizon of the MVP Program focuses participants on both annual results and long-term shareholder value creation.   The ERC believes that the long-term banking

feature in the MVP Program reduces the likelihood that senior management will take high risk actions solely to improve short-term financial results to the detriment of long-term performance.   The ERC is further of the opinion that the MVP Program does not encourage or reward senior management to take unnecessary and excessive risks that threaten the value of the Company.

Participation in the MVP Program, percentage awards, and the formula to calculate MVP are recommended by the ERC and approved annually by the independent directors of the Board of Directors for Mr. Michael and the entire Board of Directors for other participants. In 2008, participation in the MVP Program was limited to Messrs. Michael, Stone, and Dondanville. The Board of Directors has concluded that the senior executive management team (the CEO, COO, and CFO) is most responsible for the operating and investment decisions that directly impact the creation of long-term shareholder value, and therefore should be rewarded with incentive compensation that is directly and exclusively tied to the creation of MVP.

Each participant in the MVP Program receives an annual MVP bonus award expressed as a certain percentage of after-tax MVP created in a calendar year. The ERC determines each executive’s percentage award under the MVP Program at the beginning of each year taking into account studies of base salary, bonus, and total compensation of the peer companies, the executive officer’s scope of responsibilities, and individual performance. The MVP percentage award, expressed as a percentage of after-tax MVP for each participant for 2008 was as follows:  2.0 percent for Mr. Michael, 1.2 percent for Mr. Stone and 0.8 percent for Mr. Dondanville, the same respective award for each participant since 2001.

Annually, the respective percentage award multiplied by actual after-tax MVP created in that year is increased as specified in the MVP Program to eliminate the impact of the Company’s state and federal income taxes.   Awards so calculated are added annually to a MVP “bonus bank” for each participant. If MVP is negative for a year, an award so calculated to eliminate the effect of the Company’s state and federal taxes, thereby resulting in a larger negative award, is deducted from each participant’s bonus bank in the same manner. Negative bank balances carry over to the next year. Interest at the three-year U.S. Government Treasury Bill rate is accrued on any positive unpaid bonus bank balance on December 31 of each year.

Annually, a percentage of a participant’s MVP Program bonus bank (if positive) is paid as a cash bonus payment. The bonus payout percentage equals 33 percent of a participant’s positive bonus bank balance attributable to contributions to the bonus bank for years 2007 and later, and 40 percent of a participant’s bank balance attributable to contributions to the bonus bank for years 2006 and earlier.  A negative MVP Award and all bonus payouts will first be applied to bonus bank amounts attributable to years 2006 and earlier until such amounts are depleted, at which time all bonus payouts will be at the 33% payout level.

Individual annual MVP Awards are capped at $7.5 million. In 2006, the Board added a Board Approval Limit to the MVP Program. The Board Approval Limit provides that if a positive MVP Award to be added to, or a negative MVP Award to be deducted from, a participant’s bonus bank exceeds 300 percent of year-end base salary, the independent directors of the Board must approve that portion of the MVP Award in excess of the Board Approval Limit.  MVP Awards approved by the ERC for 2008 for Messrs. Michael, Stone, and Dondanville did not exceed the Board Approval Limit of 300 percent of their respective base salaries.

The Company’s after-tax MVP in 2008 was a negative $ 37.3 million, compared to positive

2007 MVP of $109.1 million. The following negative awards were deducted from MVP bonus banks for 2008: Mr. Michael, $1,163,744; Mr. Stone, $698,246; and Mr. Dondanville, $465,498. The negative awards were deducted first from each participant’s bonus bank balance for years 2006 and prior and reduced each such balance to zero, with the remainder of such negative awards deducted from each participant’s respective bonus bank for years 2007 and later.   The following amounts, representing  33 percent of each participant’s remaining MVP bonus bank balance attributable to MVP awards for 2007 and later, were paid in February 2009 with respect to 2008: Mr. Michael, $1,101,221; Mr. Stone, $660,376, and Mr. Dondanville, $441,280. After the February 2009 MVP bonus payments, the MVP bank balance for each participant was: Mr. Michael, $2,235,813; Mr. Stone, $1,340,764; and Mr. Dondanville, $895,932.

Management Incentive Program (MIP). Participants in the MIP include home office vice presidents, assistant vice presidents, and other senior managers. Target awards are granted annually and expressed as a percentage of year-end base pay. Actual awards are based on Company performance against operating earnings (“OE”) and MVP goals (collectively, financial goals) and individual performance against personal objectives.  OE is used as a financial goal to provide an incentive to increase annual profitability. MVP is used as a financial goal as a proxy for shareholder value creation. Actual awards for a year are paid in February of the following year and range from zero to a maximum of 150 percent of the target award for vice presidents. The ERC approves target awards for MIP participants at the vice president level. The CEO approves target award levels for other MIP participants.

For 2008, Messrs. Kennedy and Kliethermes were eligible for a MIP target award of 50 percent, with a maximum award of 75 percent of their respective year-end base salaries. The target award of 50 percent was comprised of a target of 15 percent of base pay for achieving the MVP goal of $60 million, a target 15 percent of base pay for achieving the OE goal of $110 million, and a target of 20 percent of base pay for the achievement of individual objectives.  Achievement levels for financial goals are measured according to the following schedule approved by the ERC at the beginning of 2008.

	OE*	Bonus %
Greater than	$50,000,000	0.00%
	$60,000,000	2.50%
	$70,000,000	5.00%
	$80,000,000	7.50%
	$90,000,000	10.00%
	$100,000,000	12.50%
Target	$110,000,000	15.00%
	$115,000,000	20.00%
	$120,000,000	25.00%
Max	$125,000,000	27.50%

	MVP*	Bonus %
Greater than	$—	0.000%
	$10,000,000	2.500%
	$20,000,000	5.000%
	$30,000,000	7.500%
	$40,000,000	10.000%
	$50,000,000	12.500%
Target	$60,000,000	15.00%
	$65,000,000	20.000%
	$70,000,000	25.000%
Max	$75,000,000	27.500%

* Amounts between stated OE and MVP values are extrapolated to nearest 0.25% Bonus Award.

The Company achieved OE of $109 million and MVP of negative $37.3 million. Mr. Kennedy received a 2008 MIP award of $96,940, reflective of 14.75 percent of base salary for the operating earnings goal, 0 percent for the MVP goal, and 18 percent for personal objectives. Mr. Kliethermes received a 2008 MIP award of $97,875, reflective of 14.75 percent of base salary for the operating earnings goal, 0 percent for the MVP goal, and 19 percent for personal objectives.

Long-term Compensation

Deferred Compensation Plan (Deferred Plan). Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation, the Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the executive officer. Pursuant to the Deferred Plan, dividends paid on the shares in such trust are used by the trustee to purchase additional shares of Common Stock of the Company which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the participant’s account will be paid upon termination of employment over five years. Messrs. Kliethermes and Kennedy deferred income under the Deferred Plan in 2008. Messrs. Michael, Stone, and Dondanville have deferred income under the Deferred Plan in prior years, and continue to receive dividends on shares held in the Deferred Plan.

Omnibus Stock Plan (Omnibus Plan). Under the Company’s Omnibus Plan, certain employees, officers, consultants and directors of the Company are eligible to receive long-term incentive compensation in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards, and other stock-based awards. The Omnibus Plan was adopted in 2005 and replaced the Company’s Incentive Stock Option Plan (“ISOP”). The purpose of the Omnibus Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire a proprietary interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s employees, executive officers, consultants, and directors with that of the shareholders. The ERC believes this arrangement develops a strong incentive for the key personnel to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

In 2008, the Company awarded long-term incentives in the form of non-qualified stock option grants to certain employees and officers of the Company. In general, the stock options vest over five years at the rate of 20 percent per year and expire 10 years after grant.  Generally, upon termination of employment (other than due to retirement, disability or death), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award.

The ERC believes stock options serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Stock options, also provide a means to retain key employees. The ERC establishes and recommends to the independent directors of the Board the annual stock option grant for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the peer companies described above. A target range of the value of annual long-term incentives awards, expressed as a percentage of base salary, has been established for all other Company executives. Mr. Michael recommends to the ERC proposed annual stock options awards within the target range for each position.  The ERC determines the number of stock option awards an executive officer receives under the Omnibus Plan based on the executive officer’s position, and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company.  The ERC then recommends stock option awards to the Board of Directors for approval.

Employee Stock Ownership Plan (ESOP). The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board of Directors may approve an annual profit sharing contribution to the ESOP that is used by the ESOP to purchase Common Stock on behalf of the Company’s employees, including executive officers. All ESOP participants, including executive officers, may receive an annual contribution expressed as a percentage of eligible compensation (limited for an individual employee to an annual cap of $230,000 in earnings in 2008). For plan years prior to 2007, ESOP contributions vest 100 percent after five years of vesting service; for plan years after 2006, ESOP contributions vest 100 percent after three years of vesting service. For 2008, the Company’s Board of Directors approved a discretionary profit sharing contribution to the ESOP of 9.33 percent of participants’ eligible compensation.

401(K) Plan. Effective January 1, 2004, the Company adopted a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation (limited for an individual employee to an annual cap of $230,000 in earnings in 2008), which is immediately vested. The Board of Directors may also approve discretionary profit sharing contributions to the 401(k) Plan, which are allocated in proportion to the eligible compensation paid to each participant, subject to statutory maximums. For plan years 2006 and prior, the profit sharing contributions vest 100 percent after five years of vesting service; for plan years 2007 and after, profit sharing contributions vest after three years of vesting service. Participants are entitled to make their own elective deferrals to the 401(k) Plan through compensation reduction. For 2008, in addition to the safe harbor three percent annual contribution, the Company’s Board of Directors approved a discretionary profit sharing contribution to the 401(k) of 1.67 percent of participants’ eligible compensation.

Key Employee Excess Benefit Plan (Key Plan). The purpose of the Key Plan is to restore benefits lost to certain executive officers under the

ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code. The Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the benefits the participant would have earned in 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the participant’s account and reinvested in shares of Common Stock of the Company. The shares credited to the participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares held in the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan.

Perquisites and Other Personal Benefits. Until May 2007, Messrs. Michael, Stone and Dondanville were authorized to use the Company’s aircraft for their personal use, and were reimbursed for their personal commercial air travel and personal legal expenses, all of which could not exceed 6.5 percent of each of their respective base salary (hereinafter referred to as the travel/legal benefit). They were reimbursed for any taxes arising out of the receipts of these benefits, but only to the extent that these benefits and related taxes together did not exceed 6.5 percent of base salary. The travel/legal benefit was eliminated effective May 2007. In May 2007, an amount of 5 percent of base salary was added to the base salary for Messrs. Stone and Dondanville to compensate for the elimination of the travel/legal benefit, which amount was recommended by Mr. Michael and the ERC and approved by the Board of Directors. At Mr. Michael’s request, no increase was added to his base salary for the elimination of this benefit.

In May 2007, the Board authorized Messrs. Michael, Stone and Dondanville to continue to use the Company’s aircraft for personal use, when it is not being used for business purposes, by paying an hourly lease rate pursuant to a lease arrangement approved by the Board at a rate of $1,100 per hour representing the variable cost to operate the aircraft, including fuel. The lease rate was increased to $1,700 in August 2008 to reflect increased operating cost of the aircraft.  Use of the aircraft by Messrs. Michael, Stone and Dondanville is subject to an annual usage limit equal to aggregate annual lease charges actually paid by Messrs. Michael, Stone, or Dondanville equal to 6.5 percent of their respective base salaries.

Until May 2007, Messrs. Michael, Stone and Dondanville were provided with a company car for personal and business use. The company car perquisite was eliminated effective May 2007 and $7,500 was added to the base salary for Messrs. Stone and Dondanville to compensate for the elimination of that perquisite, which amount was recommended by Mr. Michael and the ERC and approved by the Board of Directors. At Mr. Michael’s request, no increase was added to his base salary for the elimination of this benefit. At that time, the Board authorized Messrs. Michael, Stone and Dondanville to purchase their respective company cars at fair market value.

As provided in their respective offers of employment, Messrs. Kennedy and Kliethermes are reimbursed for the annual installment of their country club capital charges and such amounts are grossed up to offset the effect of income taxes.  With the exception of this income tax gross up, the Company does not provide a gross up of any compensation or benefit to any Named Executive Officer to offset the personal income tax due on such compensation or benefit.

Elements of Post-Termination Compensation and Benefits. The Company has not entered into any employment contracts or other severance agreements with any of its executive officers that would compensate the executive officers for or after departing the Company. Nor does the Company have change in control agreements with its executives and does not provide any additional benefits for executives in the event of a change in control.

Messrs. Michael, Stone, and Dondanville are participants in the MVP Program, which is described in more detail at page 38. Upon termination of employment of an MVP Program participant for any reason other than retirement (defined as the date at which a participant has attained both combined age and service with the Company of 75 and at least 10 years of service), death, or disability, all unpaid positive MVP bonus bank balances of the participant are forfeited unless the ERC deems otherwise. Upon the termination of employment of a participant qualifying as retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s employment ended will be paid to a participant in a lump sum within 90 days of termination of employment if the participant is age 65 or older, and as a quarterly annuity to age 65 using the interest rate for the five year Treasury Note in effect at the date of retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s termination of employment and the Company may, in its discretion, pay the lower of the calculated bonus banks.  All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on the participant’s employment in the insurance industry, solicitation of Company employees, solicitation of business away from the Company, and disclosure of confidential information of the Company.

At year-end 2008, Messrs. Michael and Dondanville qualified for retirement under the MVP Program; Mr. Stone did not qualify for retirement.  Had Mr. Michael’s employment ended on December 31, 2008, he would have met the definition of retirement under the MVP Program and would have been entitled to the payment of his MVP bonus bank on that date in the amount of $3,337,034 in the form of a quarterly annuity at an interest rate of 1.55% until age 65.  Had Mr. Dondanville’s employment ended on December 31, 2008, he would have met the definition of retirement under the MVP Program and would have been entitled to the payment of his outstanding MVP bonus bank on that date in the amount of $1,337,211 in the form of a quarterly annuity at an interest rate of 1.55% until age 65.

Under the terms of the Incentive Stock Option Plan and Omnibus Stock Plan, stock option grants vest upon the death or disability of an optionee, and may vest upon the retirement of an optionee provided that the underlying stock option agreement so provides.   The awards of stock options to the Named Executive Officers, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a retirement.   Retirement is defined under the Incentive Stock Option Plan and Omnibus Stock Plan as the termination of employment of a participant with combined age and years of service of 75 or greater. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or retirement of an optionee, and the original expiration date of the stock option award.  In the event of the termination of employment of an optionee for reasons other than death, disability, or retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award.

In 2008, Messrs. Michael’s and Dondanville’s respective age and years of service exceeded 75. Accordingly, upon Mr. Dondanville’s or Mr. Michael’s termination of employment with the Company, all of their respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years. Therefore, had Messrs. Michael or Dondanville left the employment of the Company on December 31, 2008, their respective unvested stock options would have immediately vested on that date.  The in-the-money value of such options that would have vested on December 31, 2008, using the closing stock price on that date of $61.16, would have been $661,101 for Mr. Michael and $300,563 for Mr. Dondanville.

Under the Company’s self-funded health plan for employees, coverage may be maintained at retirement, defined as termination of employment at age 55 or older and at least 20 years of service, until age 65, by paying the full amount of the employee and Company premium. At the end of 2008, none of the Named Executive Officers qualified for such continuation of coverage.

Stock Ownership/Retention Guidelines. It is the Company’s belief that key executives, those few executives who impact the stock price based on their achievements, should hold significant amounts of Company stock. The value of all shares owned, including those held outright and in benefit plans, but excluding the value of stock options held, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0 x Base Salary
COO	4.0 x Base Salary
CFO	3.0 x Base Salary
Other Officers	1.5 x Base Salary

Executives to whom this Guideline applies will be encouraged to reach their respective stock ownership level within five years of the later of: the enactment of this Guideline in February 2006, or the date on which an individual assumes an executive position covered by this Guideline.

The ERC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. Effective December 31, 2008, Messrs. Michael, Stone, and

Dondanville had met and greatly exceeded their respective stock ownership goal. Mr. Kennedy who joined the Company in 2006, held 2,080 shares of RLI stock effective December 31, 2008. Mr. Kliethermes who joined the Company in 2006, held 5,835 shares of RLI stock effective December 31, 2008. Until an executive subject to the Guideline reaches the stated level of ownership, the executive is required to hold all net shares received from long-term incentive awards. The ERC has concluded that all Company executives to whom the Guideline applies have met their ownership level or are making satisfactory progress toward the achievement of their respective ownership goal.

Executive Management

Executive Officers. The following information is provided as to each current executive officer of the Company:

Name	Age	Position with Company	Executive Officer Since

Todd W. Bryant (1)	40	Vice President, Controller	2009

Carol J. Denzer (2)	46	Vice President, Chief Information Officer of the Company’s principal insurance subsidiaries	2007

Joseph E. Dondanville	52	Senior Vice President, Chief Financial Officer	1992

Jeffrey D. Fick (3)	48	Vice President, Human Resources	2006

Aaron H. Jacoby	38	Vice President, Corporate Development	2003

Daniel O. Kennedy (4)	44	Vice President, General Counsel & Corporate Secretary	2006

Craig W. Kliethermes (5)	44	Senior Vice President, Risk Services of the Company’s principal insurance subsidiaries	2007

Jonathan E. Michael	55	President & Chief Executive Officer and Director	1985

John E. Robison (6)	41	Treasurer	2006

Michael J. Stone	60	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	1997

(1)        Mr. Bryant was promoted to Vice President, Controller of the Company in February, 2009.   Prior to his promotion, Mr. Bryant had been Assistant Vice President, Financial Reporting since August, 2006, and previously held various managerial and accounting positions since he joined the Company in 1993.

(2)        Mrs. Denzer was promoted to Vice President, Chief Information Officer of the Company’s wholly-owned insurance subsidiaries, RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company in January 2006. Prior to this promotion, Mrs. Denzer had been Vice President, Reinsurance Catastrophe Management since July 2004, and previously held various managerial and accounting positions since she joined the Company in 1987.

(3)        Mr. Fick joined the Company as Vice President, Human Resources in October 2005. Previously he was Vice President, Human Resources at Snap-On, Inc., Diagnostic and Information Division. He also served as the Vice President, Human Resources of HNI Corporation, a publicly traded manufacturer and retailer of office furniture and hearth products, where he was employed from March 1994 through January 2005.

(4)        Mr. Kennedy joined the Company as Vice President and General Counsel in February 2006. Previously, he was a Partner in the law firm of Hunton & Williams LLP from April 1999 through February 2006 and an associate with that firm from 1997. He was appointed Corporate Secretary as of February 16, 2007.

(5)        Mr. Kliethermes joined the Company as Vice President, Actuarial Services in April 2006.   In February, 2009 Mr. Kliethermes was promoted to Senior Vice President, Risk Services.   Previously he was Senior Vice President, Quantitative Analyst for Lockton Companies from January 2006 through April 2006. Mr. Kliethermes was Assistant Vice President, Employers Reinsurance Corporation and Vice President, Westport, both a part of GE Insurance Solutions, from May 1998 through January 2006.

(6)        Mr. Robison joined the Company as Treasurer in August 2004. From February 2002 through August 2004, he was Investment Manager of National Interstate Insurance Company, a property and casualty insurance company. He was an Analyst with Battelle Memorial, a global science and technology enterprise, from June 2001 through February 2002, and a Business Analyst with Marconi Communications from June 2000 to April 2001.

Executive Compensation

Summary Compensation Table. The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & Chief Executive Officer; Senior Vice President, Chief Financial Officer; and the other three most highly compensated executive officers, referred to here collectively as “Named Executive Officers.”

				Stock	Option	Non- Equity Incentive Plan	Change In Pension Value and Nonqualified Deferred Compensation	All Other
Name and			Bonus	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	Salary ($)	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)(6)(7)(8)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jonathan E. Michael	2008	728,000	—	—	626,325	1,101,221	—	34,037	2,489,583
President & Chief	2007	728,000	—	—	641,235	2,497,496	—	61,458	3,928,189
Executive Officer	2006	726,125	—	—	434,595	2,207,104	—	85,362	3,453,186

Joseph E. Dondanville	2008	362,400	—	—	342,853	441,280	—	32,857	1,179,390
Senior Vice President,	2007	354,858	—	—	307,427	1,000,530	—	54,967	1,717,782
Chief Financial Officer	2006	331,333	—	—	88,975	885,298	—	61,058	1,366,664

Daniel O. Kennedy	2008	292,333	—	—	85,889	96,940	—	36,401	511,563
Vice President,	2007	282,222	—	—	50,197	206,910	—	46,228	585,557
General Counsel & Corporate Secretary	2006	235,513	75,000	—	24,953	167,382	—	109,325	612,173

Craig W. Kliethermes	2008	283,625	—	—	60,094	97,875	—	38,492	480,086
Senior Vice President, Risk Services of the Company’s principal insurance subsidiaries	2007	267,258	—	—	29,256	205,150	—	47,645	549,309

Michael J. Stone	2008	485,250	—	—	407,000	660,376	—	33,361	1,585,987
President & Chief	2007	475,267	—	—	193,669	1,497,809	—	53,012	2,219,757
Operating Officer of the Company’s principal insurance subsidiaries	2006	445,000	—	—	63,262	1,323,157	—	55,061	1,886,480

(1)        The amounts shown in column (d) represent a sign-on bonus paid in connection with recruiting Mr. Kennedy to the Company.

(2)        The amounts shown in column (f) reflect the dollar amount recognized for financial statement reporting purposes in accordance with FASB Statement No. 123R of non-statutory stock options awards granted to each of the named executive officers pursuant to the RLI Corp. Omnibus Stock Plan. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2009.

(3)        The amounts shown in column (g) for Messrs. Michael, Stone, and Dondanville reflect the cash awards paid under the MVP Program, which is discussed in further detail on page 38, and reflect 33 percent of their respective bonus bank balances attributable to contributions to the bonus bank for years 2007 and later and 40 percent of their respective bonus bank balances attributable to contributions to the bonus bank for years 2006 and earlier. The amounts reflected in column (g) for Messrs. Kennedy and Kliethermes reflect the cash awards paid under the MIP, which is discussed in further detail on page 39.

(4)        The RLI Corp. Pension Plan (“Pension Plan”) was terminated and benefits were distributed to participants in 2006. Messrs. Michael, Stone, and Dondanville were participants in the Pension Plan; Messrs. Kennedy and Kliethermes did not participate. The actuarial present value of the accumulated benefit under the Pension Plan on December 31, 2005 was: Mr. Michael, $354,552; Mr. Stone, $162,107; and Mr. Dondanville, $280,675. The actuarial present value of the accumulated benefit under the Pension Plan on December 31, 2006 for each of Messrs. Michael, Stone and Dondanville was $0.

(5)        The amounts shown in column (i) includes:

a.             A Company profit sharing contribution to the RLI Corp. Employee Stock Ownership Plan of $27,426 for 2006; $27,000 for 2007; and $21,459 for 2008 for each named executive officer;

b.            A Company contribution to the RLI Corp. 401(k) Plan of $12,689 for Messrs. Michael, Stone, and Dondanville and $10,637 for Mr. Kennedy for 2006; and $13,500 for 2007 and $10,741 for each named executive officer for 2008.

c.             The value of travel accident insurance, provided to all Company employees at the assistant vice president level and above, for each named executive officer calculated by dividing the annual premium for such coverage by the number of covered employees.

d.            Reimbursement for annual installment of country club initiation fee/capital charge and associated income tax gross up for Mr. Kennedy of $2,500/$1,044 for 2007 and $2,500/$1,044 for 2008,  and for Kliethermes of $3,500/$1,461 for 2007 and $3,975/$1,659 for 2008.

(6)        The amounts shown in column (i) for Messrs. Michael, Stone, and Dondanville include the value of a travel/legal benefit, which consists of amounts for personal use of the Company aircraft, guests on the Company aircraft, and reimbursement for personal commercial air travel and personal legal services, all of which are limited in the aggregate to 6.5 percent of each of their respective base salary, which is discussed in further detail on page 42 under the heading “Perquisites and Other Personal Benefits”. Messrs. Michael, Stone, and Dondanville were also reimbursed for any income taxes arising out of the receipt of travel/legal benefits, but only to the extent that these benefits and related taxes do not exceed 6.5 percent of base salary.

The following travel/legal benefits and associated income tax payments were provided in 2006: Mr. Michael, $25,580 travel/legal benefit, $8,515 income taxes; Mr. Stone, $6,570 travel/legal benefit, $2,098 income taxes; Mr. Dondanville, $8,531 travel/legal benefit, $5,558 income taxes. The benefit was eliminated in May 2007; however, some imputed income and associated income tax gross up resulted in 2007 prior to the termination of the benefit. The Board permitted Messrs. Michael, Stone and Dondanville to continue to use the Company aircraft for personal use, when it is not being used for business purposes, pursuant to a lease arrangement at a current rate of $1,700 per hour, limited to the maximum hourly lease charges equal to 6.5 percent of base salary. In 2007, Mr. Michael paid $10,780 for 9.8 hours use; Mr. Stone paid $1,100 for 1 hour use, and Mr. Dondanville did not use the aircraft for personal use.   In 2008, Mr. Michael paid $5,280 for 4.8 hours use; Mr. Stone paid $8,010 for 6.9 hours use, and Mr. Dondanville did not use the aircraft for personal use.  Income was imputed if the Standard Industry Fair Level (SIFL) rate for a flight made under such a lease exceeds the lease rate or if a guest or guests accompanied the executive on a leased or business flight.

For Mr. Michael, in 2007, imputed income of $1,173 resulted from one leased flight for which the SIFL rate exceeded the lease rate by that amount and imputed income of $6,728 resulted from guests accompanying him on leased and business flights; in 2008, imputed income of $1,180 resulted from guests accompanying him on leased and business flights. For Mr. Stone, in 2007, imputed income of $1,092 resulted from guests accompanying him on leased and business flights; in 2008 imputed income of $503 resulted from guests accompanying him on leased and business flights. The following travel/legal benefits, and associated income tax payments and imputed income, for the use of the Company aircraft were provided in 2007 as noted above: Mr. Michael, $7,800 travel/legal benefit, $5,082 income taxes; Mr. Stone, $4,475 travel/legal benefit, $2,915 income taxes; Mr. Dondanville, $4,994 travel/legal benefit, $3,253 income taxes.

(7)        The amounts shown in column (i) for Messrs. Michael, Stone, and Dondanville for 2006 and 2007also include the following value of a Company provided automobile in 2006 and until May 2007, respectively, when the perquisite was eliminated: Mr. Michael, $8,990, $5,891; Mr. Stone, $4,487, $2,938; and Mr. Dondanville, $5,176, $4,036. The value of the Company provided automobiles was determined pursuant to the annual lease valuation method under the Internal Revenue Code, which includes the specified annual lease value for each automobile multiplied by the percentage of personal miles driven.

(8)        The amounts shown in column (i) for Mr. Kennedy for 2006 includes the value of relocation expenses paid as part of his offer of employment. Mr. Kennedy was reimbursed $50,747 for airfare, hotel, meals, house hunting trips, closing costs on the purchase of his home in Illinois, and real estate commissions. Income taxes of $16,881 were paid by the Company on Mr. Kennedy’s behalf in connection with the relocation benefits paid to him.

(9)        In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”), Messrs. Michael and Dondanville were elected to the Board of Directors of Maui Jim. They continue to hold those positions. Messrs. Michael and Dondanville were paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and were paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Messrs. Michael and Dondanville elected to be paid their entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees.

After February 2002, no further director fees were paid to Messrs. Michael and Dondanville for their service as directors of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003, and Mr. Dondanville exercised all of his options to purchase 67,878 Maui Jim shares in 2004. Each of them paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Messrs. Michael and Dondanville each received a dividend of $84,847 in 2006 and $20,363 in 2008 on their shares of Maui Jim stock. Maui Jim did not pay a dividend in 2007.  The amounts reflected in column (i) do not include dividends paid to Messrs. Michael and Dondanville on the Maui Jim stock in 2006 and 2008.

Grants of plan-based awards.  The following table sets forth information about estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the MVP Program for Messrs. Michael, Dondanville and Stone, and under the MIP for Messrs. Kennedy and Kliethermes. The table also shows information regarding grants of stock options made to the Named Executive Officers under the RLI Corp. Omnibus Stock Plan.

					All Other		Grant Date
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) (2)			Option Awards: Number of Securities	Exercise or Base Price of	Fair Value of Stock and
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi-mum ($)	Underlying Options (#)(3)	Option Awards ($ / Sh)	Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Jonathan E. Michael	02/01/08				10,500	55.41	158,445
	05/01/08				10,500	50.00	129,990
	08/01/08				10,500	54.36	165,375
	11/03/08				10,500	56.73	172,515
	N/A	0	2,158,904	7,500,000

Joseph E. Dondanville	05/01/08				5,000	50.00	61,900
	08/01/08				5,000	54.36	78,750
	11/03/08				5,000	56.73	82,150
	N/A	0	864,504	7,500,000

Daniel O. Kennedy	05/01/08				11,000	50.00	136,180
	N/A	0	148,000	222,000

Craig W. Kliethermes	05/01/08				11,000	50.00	136,180
	N/A	0	145,000	217,500

Michael J. Stone	05/01/08				34,000	50.00	420,920
	N/A	0	1,294,918	7,500,000

(1)        For Messrs. Michael, Dondanville, and Stone, the amounts shown in columns (d) reflect the target award under the MVP Program, which is discussed in further detail on page 38, calculated based on the creation of a target level of $60 million in market value potential; and the amounts shown in column (e) reflect the maximum annual award of $7.5 million as specified under the RLI Incentive Compensation Plan approved by shareholders in 2006. The MVP Program does not provide for specific threshold awards. If in a given year the Company’s performance results in a negative MVP calculation such that it reduces a participant’s MVP Program “bank balance” to zero or below, no MVP Program bonus payment would be made for that year,

(2)        For Messrs. Kennedy and Kliethermes, the amounts shown in columns (c), (d) and (e) reflect (i) the minimum award under the MIP, discussed in further detail on page 39, which is equal to 0 if personal and financial goals are not met; (ii) the target award which is equal to 50% of their respective annual base salary rate at year-end; and (iii) the maximum award which is equal to 75% of their respective annual base salary rate at year-end.

(3)        Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20% increments. Such options lapse on the tenth anniversary of the grant date. All options were granted pursuant to the RLI Corp. Omnibus Stock Plan. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or retirement.  Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB Statement No. 123R, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, must be expensed at the time of grant, rather than over the five-year vesting period. Because Mr. Michael’s and Mr. Dondanville’s age and years of service exceeded 75 in 2006 and 2008, respectively, the ERC decided to grant option awards to Mr. Michael beginning in 2006 and to Mr. Dondanville beginning in 2008 on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant.

Outstanding Equity Awards At Fiscal Year-End. The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of fiscal year-end 2008 (December 31, 2008).

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)
Jonathan E. Michael	1			20.05	05/03/11
	60,000			29.335	05/02/12
	60,000			29.55	05/01/13
	60,000			35.08	05/06/14
	45,000			44.54	05/05/15
	4,200	6,300		50.15	05/04/16
	4,200	6,300		47.44	08/04/16
	4,200	6,300		54.04	11/03/16
	2,100	8,400		56.21	02/02/17
	2,100	8,400		56.09	05/03/17
	2,100	8,400		56.67	08/03/17
	2,100	8,400		56.03	11/02/17
		10,500		55.41	02/01/18
		10,500		50.00	05/01/18
		10,500		54.36	08/01/18
		10,500		56.73	11/03/2018

Joseph E. Dondanville	32,000			29.335	05/02/12
	28,000			29.55	05/01/13
	28,000			35.08	05/06/14
	21,000			44.54	05/05/15
	7,000	10,500		50.15	05/04/16
	3,600	14,400		56.09	05/03/17
		5,000		50.00	05/01/18
		5,000		54.36	08/01/18
		5,000		56.73	11/03/18

Daniel O. Kennedy	1,999	3,001		52.30	02/21/16
	3,200	4,800		50.15	05/04/16
	1,800	7,200		56.09	05/03/17
		11,000		50.00	05/01/18

Craig W. Kliethermes	2,000	3,000		50.15	05/04/16
	1,800	7,200		56.09	05/03/17
		11,000		50.00	05/01/18

Michael J. Stone	40,000			35.08	05/06/14
	30,000			44.54	05/05/15
	11,000	16,500		50.15	05/04/16
	6,300	25,200		56.09	05/03/17
		34,000		50.00	05/01/18

(1)        In 2005, the Board approved the acceleration of the vesting of all outstanding stock options, including options issued to executive officers under the Incentive Stock Option Plan and the Omnibus Stock Plan. The options, if exercised, are subject to a holding period equal to the original vesting schedule. Each option listed above vests 20% each year over a five year period. The Board took this action to eliminate the requirement for recognizing future compensation expense under FASB Statement No. 123R. Such options lapse on the tenth anniversary of the grant date.

(2)        These grants are included in column (f) of the Summary Compensation Table on page 47and do not constitute additional compensation from what is reported there. Each option listed vests 20% per year over five years and lapses on the tenth anniversary of the grant date.

Option Exercises And Stock Vested.  The following table sets forth information with respect to the named executive officers regarding the exercise of options during the last fiscal year (2008). Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value	Acquired	Value
	on	Realized	on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Jonathan E. Michael	72,625	3,289,120

Joseph E. Dondanville	55,518	2,393,374

Daniel O. Kennedy	—	—

Craig W. Kliethermes	—	—

Michael J. Stone	99,472	3,376,104

Pension Benefits.  The Company’s Pension Plan was terminated and benefits distributed to participants in 2006, with no further distributions in 2007.

Non-Qualified Deferred Compensation.  The following table sets forth information on the non-qualified deferred compensation for the Named Executive Officers in 2008.

Name	Executive Contributions in last FY ($)	Aggregate Earnings in Last FY ($) (1)(2)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)

Jonathan E. Michael	—	272,565	3,061,210

Joseph E. Dondanville	—	47,276	530,958

Daniel O. Kennedy	5,846	907	6,753

Craig W. Kliethermes	74,200	14,105	120,084

Michael J. Stone	—	96,091	1,079,202

(1)        The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, RLI shares held in his accounts under the Deferred Plan, which is described in further detail at page 40, and Key Plan, which is described in further detail at page 42. Dividends paid on shares held in the Deferred Plan and Key Plan are used to purchase additional shares held in those plans. Mr. Michael did not participate in the Deferred Plan in 2006, 2007, or 2008, and no contributions were made on his behalf under the Key Plan in 2006, 2007, or 2008. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2006, 2007, or 2008 for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(2)        The amounts shown for Messrs. Stone, Dondanville, Kennedy and Kliethermes in column (c) reflect the dividends paid on, and increase in the value of, RLI shares held in their respective accounts under the Deferred Plan, which is described in further detail at page 40. Dividends paid on shares held in the Deferred Plan are used to purchase additional shares held in that plan. Mr. Kliethermes deferred income under the Deferred Plan in 2007 and 2008.    Mr. Kennedy deferred income under the Deferred Plan in 2008.    Neither Messrs. Stone nor Dondanville deferred income under the Deferred Plan in 2006, 2007, or 2008. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2006, 2007, or 2008 for Messrs. Stone and Dondanville. Amounts deferred by Messrs. Stone and Dondanville in previous years were included in the Summary Compensation Table in the year of such deferrals. The deferred amounts shown in column (b) were included in amounts shown in the Summary Compensation Table for Mr. Kliethermes for 2007 and 2008; and for Mr. Kennedy for 2008.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008, regarding Common Stock that may be issued under the Company’s existing equity compensation plans, including the Director Plan, the Director Stock Plan, the ISOP, the Deferred Plan, the Deferred Agreement and the Omnibus Plan. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

	(a)		(b)	(c)
				Number of securities
				remaining available for
	Number of securities to be		Weighted-average exercise	future issuance under
	issued upon exercise of		of outstanding	equity compensation plans
	outstanding options,		options warrants and	(excluding securities
Plan Category	warrants and rights		rights	reflected in column (a))
Equity compensation plans approved by shareholders (1)	1,429,128	(2)	$43.35	575,212	(3)
Equity compensation plans not approved by shareholders (4)	0		0		(5)
Total	1,429,128		$43.35	575,212

(1)              Consists of the Director Plan, Director Stock Plan, the ISOP and the Omnibus Plan.

(2)              Includes options to purchase 50,386 shares exercisable under the Director Plan, options to purchase 493,622 shares exercisable under the ISOP and options to purchase 885,120 shares under the Omnibus Plan.

(3)              Shares available for future issuance under the Omnibus Plan. The Director Agreement currently provides for each newly appointed outside director and each current outside director to receive awards pursuant to the Omnibus Plan as described in Board Meetings and Compensation under Outside Directors’ Fee Award Agreement.

(4)              Consists of the Deferred Plan and the Deferred Agreement.

(5)              No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Deferred Plan and Deferred Agreement, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Deferred Plan and Deferred Agreement, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

Shareholder Proposals

To be included in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 26, 2009, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615. In order for a shareholder to raise a matter at the 2010 Annual Meeting of Shareholders, the shareholder must notify the Company of the matter before February 6, 2010.

The Company has implemented provisions in its By-Laws that provide notice, information and procedural requirements for shareholder nominations of candidates to the Company’s Board and for shareholder proposals at shareholder meetings.   These provisions do not affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Nominations of Board candidates by shareholders must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders.  The notice must provide information regarding (a) the proposed Board nominee(s), (b) the person making the nomination (proponent), (c) share ownership by the nominee(s) and the proponent, (d) arrangements between the proponent and the nominee(s), and (e) arrangements relating to the Company’s stock.  The proponent must also make certain representations, including to update the information provided in the notice and other matters.

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than director nominations) must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders.  The notice must provide information regarding (a) the nature of the proposed business, (b) the shareholder and its Company stock ownership, (c) certain relationships and arrangements involving the shareholder and other parties, and (d) certain arrangements involving the shareholder and the Company’s stock.  The shareholder must also make certain representations, including to update the information provided in the notice and other matters.

These descriptions are summaries only, and for the complete provisions, reference should be made to the Company’s restated By-Laws, which were filed with the Securities and Exchange Commission on Form 8-K on November 18, 2008.

Other Business

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to (1) date, execute and return the enclosed proxy in the postage-paid, self-addressed envelope provided, or (2) vote your proxy over the Internet or by telephone using the instructions on your proxy card.

By Order of the Board of Directors

/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President, General Counsel & Corporate Secretary

Peoria, Illinois
March 26, 2009

Investor Information

Annual Shareholders Meeting.  The 2009 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 7, 2009, at RLI’s offices at 9025 N. Lindbergh Drive, Peoria, Illinois.

Internet Voting.  As a convenience, most RLI shareholders may vote their proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access RLI’s Annual Report and Proxy Statement over the Internet in the future by following the instructions provided if you submit your proxy be telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

Shareholder Inquiries.  Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the transfer agent and registrar:

Wells Fargo Shareholder Services

P.O. Box 64854

St. Paul, MN 55164-0854

Phone: 800-468-9716 or 651-450-4064

Fax: 651-450-4033

Email: stocktransfer@wellsfargo.com

Dividend Reinvestment Plan.  If you wish to sign up for an automatic dividend reinvestment and stock purchase plan or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar.

Requests For Additional Information.  Electronic versions of the following documents are available on our website: 2008 Annual Report, 2009 Proxy Statement, 2008 Annual Report on Form 10-K, Code of Conduct, Corporate Governance Guidelines, and Charters of the Audit, Executive Resources, Finance and Investment and Nominating/Corporate Governance Committees of the Board of Directors. Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, contact our corporate headquarters.

Contacting RLI.  For investor relations requests and management’s perspective on specific issues, contact Treasurer, John E. Robison at 309-693-5846 or at john.robison@rlicorp.com.

RLI on the web.  www.rlicorp.com

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

RLI CORP.

(incorporated May 4, 1993)

RLI Corp. (the “corporation”), formed under the Business Corporation Act of the State of Illinois, does hereby certify:

1.   The corporation was incorporated under the name “Illinois RLI Corp, on May 4, 1993. It changed its name to RLI Corp. on May 6, 1993 pursuant to Articles of Merger filed with the Illinois Secretary of State on that date.

2.   The name and address of the registered agent and registered office of the corporation are as follows:

Daniel O. Kennedy

9025 North Lindbergh Drive

Peoria, 1L 61615, County of Peoria

3.     On and as of the date of filing this Restated Articles of Incorporation, there are 31,902,276 shares of common stock issued. No shares of preferred stock are issued,

4.     On and as of the date of filing of this Restated Articles of Incorporation, the paid in-capital of the corporation is $232,339,942. 00.

5.     The Restated Articles of Incorporation of the corporation read in their entirety as follows:

ARTICLE ONE

The name of the corporation is RLI Corp.

ARTICLE TWO

The name and address of the registered agent and registered office of the corporation are as follows:

Daniel O. Kennedy

9025 North Lindbergh Drive

Peoria, 1L 61615, County of Peoria

ARTICLE THREE

Purpose or purposes for which the corporation is organized:

The transaction of any or all lawful purposes for which corporations may be incorporated under the Illinois Business Corporation Act (the “BCA”).

ARTICLE FOUR

Paragraph 1: Authorized Shares:

	Par Value	Number of Shares
Class	per share	Authorized

Common	$1.00	~~50,000,000~~ 100,000,000
Preferred	$0.01	5,000,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

DENIAL OF CUMULATIVE VOTING RIGHTS: No holder of any class or series of shares of this Corporation shall have cumulative voting rights with respect to any matter voted upon by the holders of such shares.

Except as otherwise provided in this Article Four or as otherwise required by the BCA, all shares of Common Stock shall be of equal rank, identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be declared by the Board of Directors of the Corporation and shall share equally on a per share basis in all such dividends. Except as otherwise required by the BCA or as otherwise provided herein, each holder of Common Stock shall be entitled to one (1) vote per share on each matter submitted to a vote of the shareholders of the Corporation, and the Common Stock shall participate equally on a per share basis upon liquidation. The Common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and shall be subject to all of the rights, powers, privileges and preferences of the Preferred Stock in any resolution or resolutions adopted by the Board of Directors pursuant to authority vested in it by the provisions of this Article Four.

The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Corporation’s Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative, the dates from which dividends are cumulative may vary to reflect differences in the date of issue. Subject to the provisions of this section, which provisions shall apply to all Preferred Stock, the Board of Directors hereby are authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

a)  The designation of the series which may be by distinguishing number, letter and/or title.

b)  The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

c)  The dividend rate of the series.

d)  The dates at which dividends, if declared, shall be payable, whether such dividends shall be cumulative or noncumulative, and, if cumulative, the dates from which dividends shall be cumulative.

e)  The redemption rights and price or prices, if any, for shares of the series.

f)  The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

g)  The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

h)  Whether the shares of the series shall be convertible into shares of any other class or series of the Corporation, and, if so, the specification of such other class or series, the conversion price or prices, any adjustments thereof, the date or dates as of which such shares shall be convertible, and other terms and conditions upon which such conversion may be made.

i)  Restrictions on the issuance of shares of the same series or of any other class or series.

j)  The limitation or denial of voting rights, or the grant of special voting rights, if any.

The Corporation’s Board of Directors is authorized to adopt from time to time resolutions pursuant to· these Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (j), inclusive, of this section.

ARTICLE FIVE

BOARD OF DIRECTORS: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In accordance with the provisions of Section 8.10(e) (Number, Election and Resignation of Directors) of the BCA and any successor thereto, the Board of Directors of the Corporation shall consist of a minimum of nine (9) and a maximum of thirteen (13) members, with the number of directors to be set by the Board of Directors pursuant to the Corporation’s By-laws. A director shall hold office until the annual meeting of shareholders in the year in which his or her term expires and until his or her successor shall be elected and qualified subject, however, to prior death, resignation, retirement or removal from office.

The members of the Board of Directors shall be divided into three classes, with sizes of each class to be as equal as possible and with the directors in each class elected to hold office until the third succeeding annual meeting of shareholders; provided, however, that beginning at the annual meeting of shareholders that is held in calendar year 2009 (the “2009 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director whose term expires at the annual meeting of shareholders in calendar year 2010 (the ‘‘2010 Annual Meeting”) or the annual meeting of shareholders in calendar year 2011 (the “2011

Annual Meeting”) shall continue to hold office until the end of the term for which such director was elected or appointed and until such director’s successor shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. Accordingly, at the 2009 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 Annual Meeting. At the 2010 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 Annual Meeting. At the 2011 Annual Meeting and each annual meeting of shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders, and thereafter there shall be no classes of directors and all directors shall be elected at each annual meeting. If the number of directors is changed prior to the 2011 Annual Meeting, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequity of the classes until the expiration of such term.

Except as required by law or otherwise provided herein, all vacancies on the Board of Directors shall be filled by the Board of Directors, as set forth in the Corporation’s By-laws. Any director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

REMOVAL OF DIRECTORS: In accordance with the provisions of Section 8.35(a) (4) (Removal of Directors) of the BCA and any successor thereof, a member of the Board of Directors of this Corporation may be removed only for cause.

PERSONAL LIABILITY: The personal liability of the members of the Board of Directors of the Corporation is hereby eliminated for monetary damages to shareholders and the Corporation, to the fullest extent permitted by Section 2.10(b) (3) (Articles of Incorporation) of the BCA and any successor thereto, subject to the terms and limitations thereof. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

INDEMNIFICATION; INSURANCE:

(a) This Corporation shall indemnify any present or former director or officer and may indemnify any present or former employee or agent of the Corporation selected and determined by the Board of Directors in its discretion, who was or is a party, or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including  attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

(b) This Corporation shall indemnify any present or former director or officer and may indemnify any present or former employee or agent of the Corporation selected and determined by the Board of Directors in its discretion, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(c) To the extent that a present or former director, officer, employee or agent of this Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation.

(d) Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of the directors who are not parties to such action, suit or proceeding, even though less than a quorum designated by a majority vote of the directors, or (3) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the shareholders.

(e) Expenses, including attorney’s fees, incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors pursuant to subsections (a) or (b) above in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this section.

(f) The indemnification and advancement of expenses provided by or granted under this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and -as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) This Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not -the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

(h) If the Corporation has paid indemnity or has advanced expenses to a director or officer, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

(i) For purposes of this section, references to “the Corporation” or “this Corporation” shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under the provisions of this section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

(j) For purposes of this section, references to “other enterprises” shall include, without limitation, employee benefit plans; references to “fines” shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or ·beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this section.

ARTICLE SIX

MERGER OR SALE OF ASSETS OUTSIDE THE USUAL COURSE: In accordance with the provisions of Section 11.20 (Approval by Shareholders) of the BCA and any successor thereto, any plan of merger, consolidation or exchange shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue. In accordance with Section 11.60 (Sale, Lease or Exchange of Assets, Other than in the Usual and Regular Course of Business) of the BCA and any successor thereto, any sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the Corporation, if not made in the usual and regular course of business, shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the issue.

ARTICLE SEVEN

AMENDMENT TO ARTICLES OF INCORPORATION: In accordance with the provision of Section 10.20(d) (Amendment by Directors and Shareholders) of the BCA and any successor thereto, any amendment to the Articles of Incorporation required by the BCA shall be approved upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the amendment and not less than a majority of the outstanding shares of each class or series of shares entitled to vote as a class on the amendment.

# # # # #

RLI CORP.	Shareholder Meeting to be held on 5/7/09

** IMPORTANT NOTICE **	Proxy Materials Available

Regarding the Availability of Proxy Materials	• Notice and Proxy Statement • Annual Report • Financial Statement

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete  proxy materials that are available to you on the Internet.  We encourage  you to access and review all of the important information contained in the proxy materials before voting.

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or
e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

RLI CORP. 9025 NORTH LINDBERGH DR. PEORIA, IL 61615	To facilitate timely delivery please make the request as instructed below on or before 4/23/09.

HOW TO VIEW MATERIALS VIA THE INTERNET
Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS
	1) BY INTERNET	-	www.proxyvote.com
	2) BY TELEPHONE	-	1-800-579-1639
	3) BY E-MAIL*	-	sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side For Meeting Information and Instructions on How to Vote

Meeting Information		How To Vote

Meeting Type:	Annual	Vote In Person
Meeting Date: Meeting Time: For holders as of:	5/7/09 2 pm CDT 3/9/09

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Meeting Location:
RLI Corp.
9025 North Lindbergh Drive
Peoria, Illinois 61615
Vote By Internet
Meeting Directions:

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

For Meeting Directions, Please Call:
1-800-331-4929

Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	ELECTION OF CLASS I DIRECTORS

NOMINEES:

01) Kaj Ahlmann 02) Charles M. Linke 03) Jonathan E. Michael

2.	APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 100 MILLION.

3.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

In the Trustee’s discretion, upon any other matters as may properly come before the meeting.

RLI CORP.	Shareholder Meeting to be held on 5/7/09

** IMPORTANT NOTICE **	Proxy Materials Available

Regarding the Availability of Proxy Materials	• Notice and Proxy Statement • Annual Report • Financial Statement

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete  proxy materials that are available to you on the Internet.  We encourage  you to access and review all of the important information contained in the proxy materials before voting.

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or
e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

RLI CORP. 9025 NORTH LINDBERGH DR. PEORIA, IL 61615	To facilitate timely delivery please make the request as instructed below on or before 4/23/09.

HOW TO VIEW MATERIALS VIA THE INTERNET
Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS
	1) BY INTERNET	-	www.proxyvote.com
	2) BY TELEPHONE	-	1-800-579-1639
	3) BY E-MAIL*	-	sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side For Meeting Information and Instructions on How to Vote

Meeting Information		How To Vote

Meeting Type:	Annual	Vote In Person
Meeting Date: Meeting Time: For holders as of:	5/7/09 2 pm CDT 3/9/09

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Meeting Location:
RLI Corp.
9025 North Lindbergh Drive
Peoria, Illinois 61615
Vote By Internet
Meeting Directions:

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

For Meeting Directions, Please Call:
1-800-331-4929

Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	ELECTION OF CLASS I DIRECTORS

NOMINEES:

01) Kaj Ahlmann 02) Charles M. Linke 03) Jonathan E. Michael

2.	APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 100 MILLION.

3.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

In the designated Proxies’ discretion, upon any other matters as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report, and Financial Statement are available at www.proxyvote.com.

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard H. Blum and Gerald D. Stephens, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 9, 2009, at the RLI Corp. Annual Meeting of Shareholders to be held on May 7, 2009 or any adjournments thereof.

If no other indication is made on the reverse side of this form, or by phone or Internet, the Proxies shall vote for each of the director nominees listed on the reverse side of this form, for Proposals 2 and 3 and, in their discretion, upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side.)

RLI CORP. 9025 NORTH LINDBERGH DR.			IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
PEORIA, IL 61615

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2009 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date. Have the proxy card in hand when calling and then follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date.  Have the proxy card in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

VOTE BY MAIL
Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to RLI Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by RLI Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

If you vote by telephone or vote using the Internet, please do not mail your proxy.
THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				RLICR1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					DETACH AND RETURN THIS PORTION ONLY

RLI CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
	Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All
	1.	ELECTION OF CLASS I DIRECTORS				Except” and write the number(s) of the
nominee(s) on the line below.
NOMINEES:
		01) Kaj Ahlmann	☐	☐	☐
02) Charles M. Linke
03) Jonathan E. Michael

Vote On Proposals						For	Against	Abstain

2.	APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 100 MILLION.					☐	☐	☐

3.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.					☐	☐	☐

In the designated Proxies’ discretion, upon any other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report, and Financial Statement are available at www.proxyvote.com.

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

RLI EMPLOYEE STOCK OWNERSHIP PLAN

Confidential Voting Instructions

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan to vote (in person or by proxy), as provided, the number of shares of RLI Common Stock credited to this account as of March 9, 2009 under the RLI Corp. Employee Stock Ownership Plan, at the RLI Corp. Annual Meeting of Shareholders to be held on May 7, 2009 or any adjournments thereof.

If no vote is provided, the Trustee shall vote for each of the director nominees listed and upon Proposals 2 and 3 pro rata with all shares of Common Stock held in the RLI Corp. Employee Stock Ownership Plan (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting.

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

(Continued and to be signed and dated on the reverse side.)

RLI CORP. 9025 NORTH LINDBERGH DR. PEORIA, IL 61615	IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote for matters to be covered at the 2009 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods below to vote. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date. Have the proxy card in hand when calling and then follow the simple instructions the Vote Voice provides.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote 24 hours a day, 7 days a week up until 11:59 pm Eastern Time the day before the meeting date. Have the proxy card in hand when accessing the web site and follow the simple instructions to create an electronic ballot.

VOTE BY MAIL
Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to RLI Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by RLI Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

If you vote by telephone or vote using the Internet,
please do not mail your proxy.
THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RLICR3	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

RLI CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
	Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All
	1.	ELECTION OF CLASS I DIRECTORS				Except” and write the number(s) of the
nominee(s) on the line below.
NOMINEES:
		01) Kaj Ahlmann	☐	☐	☐
02) Charles M. Linke
03) Jonathan E. Michael

Vote On Proposals						For	Against	Abstain

2.	APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50 MILLION TO 100 MILLION.					☐	☐	☐

3.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.					☐	☐	☐

In the Trustee’s Proxies’ discretion, upon any other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date